EXHIBIT (d)
SECURITIES OF THE REGISTRANT OUTSTANDING AS OF JUNE 30, 2009
          Data provided in relation to the Securities of Registrant outstanding as of June 30, 2009 are unaudited figures.
Outstanding Domestic A$ Indebtedness of the Registrant as at June 30, 2009

Coupon Rate	Face Value	Market Value
(% per annum)	(A$)	(A$)	Date of Maturity
6.00	2,737,782,000	2,797,999,100	1-Oct-09
7.00	5,915,616,000	6,215,391,168	1-Dec-10
6.00	5,006,934,000	5,181,194,931	1-May-12
5.25	2,905,000,000	2,912,102,366	1-May-13
5.50	4,912,306,000	4,964,531,234	1-Aug-14
5.50	4,101,301,000	4,036,419,843	1-Mar-17
6.00	3,661,442,000	3,655,426,768	1-Apr-19
6.00	1,084,007,000	1,051,725,271	1-May-23
2.75*	1,112,864,000	973,776,950	20-Nov-25
2.50*	652,313,600	544,808,340	20-Nov-35
Various	63,785,400	64,746,427	Various 2009
Various	59,785,314	62,496,009	Various 2010
Various	106,852,435	104,442,988	Various 2011
Various	52,285,597	54,409,113	Various 2012
Various	45,858,635	39,927,575	Various 2013
Various	1,558,400	1,541,032	Various 2014
Various	2,671,600	2,601,209	Various 2015
Various	10,239,000	13,334,311	Various 2016
Various	82,000,000	72,502,830	Various 2028

Total Domestic A$ Indebtedness	32,514,601,981	32,749,377,467

*	Bonds are capital indexed bonds
Outstanding Foreign Currency Denominated Offshore Indebtedness of
the Registrant as at June 30, 2009

Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	A$ Market Valuation
2003	JPY	12,880,390	0	Feb 4, 2015	12,823,777
2002	JPY	20,608,624	0	Nov 27, 2017	20,555,992
2002	JPY	14,168,429	0	Dec 13, 2017	14,125,523
2002	JPY	12,880,390	0	Dec 20, 2017	12,838,811
2003	JPY	6,440,195	0	Jan 29, 2018	6,490,770
2003	JPY	12,880,390	0	Feb 26, 2018	12,816,623
2003	JPY	16,744,507	0	Mar 14, 2018	16,653,841
2003	JPY	12,880,390	0	Jan 28, 2021	12,826,055
2001	JPY	9,016,273	0	Dec 13, 2021	8,988,969
2001	JPY	9,016,273	0	Dec 17, 2021	8,988,197
2001	JPY	6,440,195	0	Dec 20, 2021	6,419,406
2002	JPY	6,440,195	0	Jan 25, 2022	6,413,516
2002	JPY	45,081,365	0	Nov 7, 2022	44,986,462
2003	JPY	6,440,195	0	Jan 6, 2023	6,416,611
2003	JPY	12,880,390	0	Jan 12, 2023	12,879,329
2003	JPY	9,016,273	0	Jan 16, 2023	8,980,291
2003	JPY	12,880,390	0	Feb 26, 2023	12,873,088
2003	JPY	12,880,390	0	Mar 24, 2023	12,807,454
2003	JPY	25,760,780	0	Aug 24, 2023	25,747,514
2003	JPY	12,880,390	0	Aug 25, 2023	12,873,590
2003	JPY	12,880,390	0	Sep 8,2023	12,870,616
2005	JPY	12,880,390	0	Jul 25, 2025	12,878,187

Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	A$ Market Valuation
2005	JPY	6,440,195	0	Aug 18, 2025	6,485,984
2002	JPY	10,304,312	0	Oct 28, 2027	10,285,664
2003	JPY	6,440,195	0	Jan 28, 2028	6,413,027
2003	JPY	25,760,780	0	Feb 4, 2028	25,647,553
2003	JPY	20,608,624	0	Feb 18, 2028	20,510,757
2003	JPY	10,304,312	0	Mar 22, 2029	10,246,247
2003	JPY	20,608,624	0	Mar 25, 2032	20,491,358
2002	JPY	12,880,390	0	Apr 3,2032	12,802,814
2002	JPY	14,168,429	0	May 6, 2032	14,071,006
2002	JPY	7,728,234	0	May 22, 2032	7,670,801
2003	JPY	12,880,390	0	Jul 29, 2032	12,878,024
2002	JPY	19,320,585	0	Sep 17, 2032	19,302,718
2002	JPY	6,440,195	0	Sep 25, 2032	6,408,474
2002	JPY	6,440,195	0	Oct 1, 2032	6,432,548
2002	JPY	6,440,195	0	Nov 19, 2032	6,425,032
2002	JPY	19,320,585	0	Nov 27, 2032	19,271,243
2002	JPY	7,728,234	0	Dec 2, 2032	7,707,478
2002	JPY	23,184,702	0	Dec 3, 2032	23,121,772
2002	JPY	20,608,624	0	Dec 17, 2032	20,580,162
2002	JPY	27,048,819	0	Dec 18, 2032	26,963,819
2002	JPY	18,032,546	0	Dec 20, 2032	17,974,336
2003	JPY	25,760,780	0	Jan 14, 2033	25,758,414
2003	JPY	19,320,585	0	Jan 27, 2033	19,291,377
2003	JPY	29,624,897	0	Jan 28, 2033	29,525,951
2003	JPY	15,456,468	0	Feb 10, 2033	15,386,190
2003	JPY	12,880,390	0	Feb 14, 2033	12,819,874
2003	JPY	12,880,390	0	Feb 18, 2033	12,819,224
2003	JPY	12,880,390	0	Feb 23, 2033	12,903,983
2003	JPY	12,880,390	0	Feb 28, 2033	12,816,622
2003	JPY	12,880,390	0	Mar 4, 2033	12,814,551
2003	JPY	46,369,404	0	Mar 10, 2033	46,274,787
2003	JPY	12,880,390	0	Mar 12, 2033	12,869,191
2003	JPY	12,880,390	0	Mar 15, 2033	12,868,953
2003	JPY	38,641,170	0	Mar 17, 2033	38,635,626
2003	JPY	25,760,780	0	Mar 20, 2033	25,734,583
2003	JPY	45,081,365	0	Mar 24, 2033	44,826,088
2003	JPY	204,798,476	0	Mar 25, 2033	204,141,908
2003	JPY	25,760,780	0	Apr 21, 2033	25,718,316
2003	JPY	14,168,429	0	Apr 23, 2033	14,076,391
2003	JPY	12,880,390	0	Apr 28, 2033	12,794,927
2003	JPY	28,336,858	0	May 20, 2033	28,193,252
2003	JPY	12,880,390	0	Jun 9, 2033	12,812,777
2003	JPY	56,673,717	0	Jun 24, 2033	56,420,402
2003	JPY	14,168,429	0	Jul 21, 2033	14,166,544
2003	JPY	14,168,429	0	Jul 22, 2033	14,166,455
2003	JPY	12,880,390	0	Jul 25, 2033	12,878,187
2003	JPY	16,744,507	0	Jul 26, 2033	16,741,644
2003	JPY	12,880,390	0	Jul 28, 2033	12,878,106
2003	JPY	110,771,355	0	Aug 5, 2033	110,553,441
2003	JPY	12,880,390	0	Aug 18, 2033	12,874,762
2003	JPY	32,200,975	0	Aug 25, 2033	32,183,974
2003	JPY	12,880,390	0	Sep 2, 2033	12,872,040
2003	JPY	12,880,390	0	Sep 8, 2033	12,870,616
2003	JPY	12,880,390	0	Sep 9, 2033	12,870,378
2003	JPY	21,896,663	0	Sep 10, 2033	21,879,239
2003	JPY	18,032,546	0	Sep 20, 2033	18,014,208
2003	JPY	12,880,390	0	Nov 12, 2033	12,852,311
2004	JPY	15,456,468	0	Feb 23, 2034	15,381,118
2005	JPY	12,880,390	0	Mar 20, 2034	12,807,808
2004	JPY	12,880,390	0	Aug 11, 2034	12,875,933
2004	JPY	9,016,273	0	Sep 15, 2034	9,008,267
2004	JPY	12,880,390	0	Oct 18, 2034	12,859,751
2004	JPY	12,880,390	0	Nov 24, 2034	12,848,458
2005	JPY	6,440,195	0	Mar 12, 2035	6,405,856
2005	JPY	6,440,195	0	May 10, 2035	6,426,477
2005	JPY	19,320,585	0	May 11, 2035	19,216,152
2005	JPY	10,304,312	0	May 18, 2035	10,280,308

Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	A$ Market Valuation
2005	JPY	6,440,195	0	Aug 8, 2035	6,438,050
2005	JPY	6,440,195	0	Sep 27, 2035	6,432,934
2006	JPY	6,440,195	0	Mar 21, 2036	6,403,904
2006	JPY	6,440,195	0	Mar 27, 2036	6,432,934
2007	JPY	6,440,195	0	Mar 17, 2037	6,434,239
2007	JPY	6,440,195	0	Mar 26, 2037	6,403,373
2009	GBP	512,505,125	5.00%	Feb 25, 2039	579,863,836
2009	JPY	193,205,852	2.60%	Apr 15, 2039	219,439,399

Total					2,568,209,554

*	Coupons listed as zero denote debt issued in the form of power reverse dual currency bonds, in which any coupon is linked to a specific formula.
Outstanding A$ Offshore Indebtedness of
the Registrant
Global A$ Bonds
As at June 30, 2009

Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
6.00	Oct 1, 2009	96,477,000	98,602,534
7.00	Dec 1, 2010	1,164,651,000	1,223,943,383
6.00	May 1, 2012	1,948,897,000	2,017,732,041
5.50	Aug 1, 2014	1,070,061,000	1,082,334,599
5.50	Mar 1, 2017	2,920,274,000	2,877,988,433
6.00	Apr 1, 2019	65,392,000	65,379,576

Total		7,265,752,000	7,365,980,565

A$ Euro Medium Term Notes
As at June 30, 2009

Year of Issue	Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
1999	0.50%	Nov 17, 2009	4,950,000	4,900,906
2000	0.50%	Feb 16, 2010	9,200,000	9,053,401
2000	0.50%	Mar 15, 2010	13,800,000	13,544,238
2000	0.00%	Sep 3, 2010	245,814,000	235,577,053
2000	1.40%	Sep 29, 2010	225,978,000	219,677,405
2009	0.35%	Feb 14, 2014	89,205,000	69,946,935
1990	0.00%	Nov 23, 2020	453,730,000	219,200,217

Total			1,042,667,000	771,900,155

               The Registrant raises funds in both the domestic and international capital markets, with the market value of borrowings under management as at June 30, 2009 of A$43.5 billion, which includes A$10.7 billion of offshore debt based on the prevailing rates of exchange at June 30, 2009. The Registrant hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.
               The following table shows at June 30, 2009 the amount of principal of the Registrant’s outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by authorities for which debt service responsibility has been assumed by the Registrant.

	(A$ million)
	0-3 months	3-12 months	1-5 years	Over 5 years	Total
Offshore Debt	719	1,605	5,001	6,512	13,837
Domestic Debt	314	4,292	18,713	20,611	43,930

	1,033	5,897	23,713	27,124	57,767

Exchange Rate of the Australian Dollar
               Exchange rates for the major currencies in which debt of the Registrant is denominated, expressed as an Australian dollar against the foreign currency equivalent, are shown in the table below:

Currency as at June 30	2005	2006	2007	2008	2009
US Dollar	0.7637	0.7433	0.8487	0.9615	0.8114
Japanese Yen	84.14	85.11	104.70	102.06	77.76
GB Pounds	0.4224	0.4049	0.4236	0.4829	0.4872

Source:	Reserve Bank of Australia